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                                   Exhibit 21

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                         Subsidiaries of the Registrant

     1.  Adirondack Knitting Mills, Inc., a New York corporation.
     2.  Fab-Lace, Inc., a New York corporation.
     3.  Fab International Ltd., a Delaware corporation.
     4.  Gem Urethane Corp., a New York corporation.
     5.  Lamatronics Industries, Inc., a New York corporation.
     6.  Mohican Mills, Inc., a New York corporation.
     7.  Salisbury Manufacturing Corp., a North Carolina corporation.
     8.  Travis Knits, Inc., a North Carolina corporation.